As filed with the Securities and Exchange Commission on June 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2123838 (I.R.S. Employer Identification Number)

4 Menorat Hamaor St.
Tel Aviv, Israel 6744832
(Address of Principal Executive Offices; Zip Code)

InspireMD, Inc. 2013 Long-Term Incentive Plan

(Full title of the plan)

James Barry, Ph.D.

President and Chief Executive Officer

InspireMD, Inc.

4 Menorat Hamaor St.
Tel Aviv, Israel 6744832

(Name and address of agent for service)

(888) 776-6804

(Telephone number, including area code, of agent for service)

With a copy to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting company)

Smaller reporting company [X] Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	900	(2)	$0.71	(3)	$639	$0.07
Common Stock, $0.0001 par value	1,600	(2)	$0.99	(3)	$1,584	$0.18
Common Stock, $0.0001 par value	45,441	(2)	$1.86	(3)	$84,520	$9.80
Common Stock, $0.0001 par value	124,700	(2)	$3.04	(3)	$379,088	$42.89
Common Stock, $0.0001 par value	10,000	(2)	$3.25	(3)	$32,500	$3.77
Common Stock, $0.0001 par value	88,125	(2)	$4.75	(3)	$418,594	$48.52
Common Stock, $0.0001 par value	20,530	(2)	$8.25	(3)	$169,373	$19.63
Common Stock, $0.0001 par value	11,243	(2)	$12.50	(3)	$140,538	$16.29
Common Stock, $0.0001 par value	125,760	(4)	$0.52	(6)	$65,395	$7.58
Common Stock, $0.0001 par value	242,501	(5)	$0.52	(6)	$126,101	$14.62
Total	670,800				$1,418,332	$164.38

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminable number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock added to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) pursuant to the first, second and third amendments to the Plan, which increased the number of shares of common stock available for issuance under the Plan, and that are issuable upon the exercise of stock options awarded under the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the price at which such options may be exercised.

(4)	Represents shares of restricted stock issued under the Plan.

(5)

Represents shares of Common Stock added to the Plan pursuant to the first, second and third amendments to the Plan, which increased the number of shares of common stock available for issuance under the Plan, and that are reserved for issuance pursuant to future awards under the Plan.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the NYSE MKT on June 2, 2017.

EXPLANATORY NOTE

At the time the 2013 Long-Term Incentive Plan (the “Plan”) was adopted, we reserved a total of 5,000,000 shares of our common stock for issuance pursuant to awards granted under the Plan. On September 9, 2015, our stockholders approved the first amendment to the Plan to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 4,700,000 shares of common stock, to a total of 9,700,000 shares of common stock. On October 1, 2015, we effected a 1-for-10 reverse stock split of our common stock such that, after giving effect to the 1-for-10 reverse stock split, there were a total of 970,000 shares of our common stock reserved for issuance pursuant to awards under the Plan. On May 24, 2016, our stockholders approved the second amendment to the Plan to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 10,000,000 shares of common stock, to a total of 10,970,000 shares of common stock. On September 28, 2016, our stockholders approved the third amendment to the Plan to further increase the number of shares of common stock available for issuance pursuant to awards under the Plan by additional 6,300,000 shares of common stock, to a total of 17,270,000 shares of common stock. On October 7, 2016, we effected a 1-for-25 reverse stock split of our common stock. When adjusted to give effect to the 1-for-10 reverse stock split and the 1-for-25 reverse stock split, as applicable, the first, second and third amendments to the Plan increased the number of shares of common stock available for issuance pursuant to awards under the Plan by 18,800 shares, 400,000 shares and 252,000 shares of our common stock, respectively, and a total of 690,800 shares of our common stock are reserved under the Plan.

This Registration Statement on Form S-8 of InspireMD, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

●	302,539 shares of our common stock, par value $0.0001 per share, underlying options previously granted under the first, second and the third amendments to the Plan;

●	125,760 shares of restricted stock granted under the Plan; and

●	242,501 shares of common stock issuable pursuant to the first, second and the third amendments to the Plan.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. These are shares that were or may be acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants are the selling stockholders identified in the reoffer prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

InspireMD, Inc.

428,299 Shares of Common Stock

This reoffer prospectus relates to shares of common stock of InspireMD, Inc. that may be reoffered or resold from time to time by the stockholders identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2013 Long-Term Incentive Plan, as amended by the first, second and the third amendments thereto (the “Plan”) or under certain individual stock option agreements. This prospectus covers 125,760 shares of restricted stock that are owned by the selling stockholders and up to 302,539 shares of common stock issuable upon the exercise of currently outstanding options.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” which begins on page 12.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of an exercise of the options by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

Our common stock is listed on the NYSE MKT under the symbol “NSPR.” On June 2, 2017, the last reported sale price of our common stock as reported on the NYSE MKT was $0.51 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this reoffer prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is June 5, 2017.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

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SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” for periods prior to the closing of our share exchange transactions on March 31, 2011 refer to InspireMD Ltd., a private company incorporated under the laws of the State of Israel that is now our wholly-owned subsidiary, and its subsidiary, taken as a whole, and the terms “we,” “our,” “us,” or “the Company” for periods subsequent to the closing of the share exchange transactions refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries, including InspireMD Ltd., taken as a whole.

Unless otherwise indicated, all information in this prospectus reflects a one-for-ten reverse stock split of our common stock that occurred on October 1, 2015, a one-for-twenty-five reverse stock split of our common stock that occurred on October 7, 2016, and a one-for-twenty-five reverse stock split of our warrants traded on the NYSE MKT that occurred on November 7, 2016.

The Company

Overview

We are a medical device company focusing on the development and commercialization of our proprietary MicroNet™ stent platform technology for the treatment of complex vascular and coronary disease. A stent is an expandable “scaffold-like” device, usually constructed of a metallic material, that is inserted into an artery to expand the inside passage and improve blood flow. Our MicroNet, a micron mesh sleeve, is wrapped over a stent to provide embolic protection in stenting procedures.

Our CGuard™ carotid embolic prevention system (“CGuard EPS”) combines MicroNet and a self-expandable nitinol stent in a single device for use in carotid artery applications. Our CGuard EPS received CE mark approval in the European Union in March 2013, and we launched its release on a limited basis in October 2014. In January 2015, a new version of CGuard, with a rapid exchange delivery system, received CE mark approval in Europe and in September 2015, we announced the full market launch of CGuard EPS in Europe. Subsequently, we launched CGuard EPS in Argentina and Colombia, and have received regulatory approval to commercialize CGuard EPS in Russia. If we receive sufficient proceeds from the exercise of our six-month warrants to purchase four shares of our common stock issued in March 2017(the “Series C Warrants”), we plan to develop CGuard EPS with a smaller delivery catheter (5 French gauge), which we intend to submit for CE mark approval within three calendar quarters of receiving such proceeds. We believe that CGuard EPS with a smaller delivery catheter will enable us to meet the market demand for minimally invasive devices, have a competitive advantage in penetrating the Asia Pacific market and offer our product for transradial catheterization, which, we believe, is gaining favor among interventionalists. We cannot give any assurance that we will receive sufficient (or any) proceeds from the exercise of the Series C Warrants or the timing of receipt of such proceeds, if ever. We cannot predict when or if the Series C Warrants will be exercised. It is possible that the Series C Warrants may expire and may never be exercised.

Our MGuard™ Prime™ Embolic Protection System (“MGuard Prime EPS”) is marketed for use in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). MGuard Prime EPS combines MicroNet with a bare-metal cobalt-chromium based stent and, together with our first generation MGuard stent combining MicroNet with a bare-metal stainless steel stent, unless otherwise indicated, we refer to both kinds of bare-metal stents as our MGuard coronary products. We market and sell MGuard Prime EPS for the treatment of coronary disease in the European Union. MGuard Prime EPS received CE mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. However, as a result of a shift in industry preferences away from bare-metal stents in favor of drug-eluting (drug-coated) stents, in 2014 we decided to curtail further development of this product in order to focus on the development of a drug-eluting stent product, MGuard DES™. Due to limited resources, though, our efforts have been limited to testing drug-eluting stents manufactured by potential partners for compatibility with MicroNet and seeking to incorporate MicroNet onto a drug-eluting stent manufactured by a potential partner.

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We are also developing a neurovascular flow diverter (“NGuard”), which is an endovascular device that directs blood flow away from cerebral aneurysms in order to ultimately seal the aneurysms. Our flow diverter would utilize an open cell, highly flexible metal scaffold to which MicroNet would be attached. We have completed initial pre-clinical testing of this product in both simulated bench models and standard in vivo pre-clinical models.However, as we plan to focus our resources on the further expansion of our sales and marketing activities for CGuard EPS and MGuard Prime EPS and, provided that we have sufficient resources, the development of CGuard EPS with a smaller delivery catheter (5 French gauge) and its submission for CE mark approval, we do not intend to resume further development of NGuard until at least the third quarter of 2018.

We also intend to develop a pipeline of other products and additional applications by leveraging our MicroNet technology to new applications to improve peripheral vascular and neurovascular procedures, such as the treatment of the superficial femoral artery disease, vascular disease below the knee and neurovascular stenting to open diseased vessels in the brain.

Presently, none of our products may be sold or marketed in the United States.

Recent Events

On March 14, 2017, we closed a “best efforts” public offering of 1,069,822 shares of Series C Convertible Preferred Stock, five-year warrants to purchase 4,279,288 shares of common stock, and six-month warrants to purchase 4,279,288 shares of common stock. We received gross proceeds of approximately $6.8 million from the offering, before deducting placement agent fees and estimated offering expenses.

Effective as of 5:00 p.m. Eastern Time on October 7, 2016, we amended our certificate of incorporation in order to effectuate a 1-for-25 reverse stock split of our outstanding shares of common stock. All share and related option and warrant information presented in this Registration Statement have been retroactively adjusted to reflect the reduced number of shares outstanding which resulted from this action.

On July 7, 2016, we closed a public offering of 442,424 shares of Series B Convertible Preferred Stock and accompanying warrants to purchase up to 1,769,696 shares of common stock. Each share of Series B Convertible Preferred Stock and the accompanying warrants were sold at a price of $33.00. Each share of Series B Convertible Preferred Stock is convertible into 4 shares of common stock reflecting a conversion price equal to $8.25 per share. The holders of Series B Convertible Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 15% per annum of the stated value for five years, payable in cash or common stock, at the Company’s discretion. The warrants are exercisable immediately and have a term of exercise of five years from the date of issuance and have an exercise price of $5.00 per share of common stock. The warrants sold in this public offering commenced trading on the NYSE MKT under the ticker symbol “NSPR.WS” on August 1, 2016. The Company received gross proceeds of approximately $14.6 million from the offering, before deducting placement agent fees and offering expenses payable by the Company.

Corporate and Other Information

We were organized in the State of Delaware on February 29, 2008. Our principal executive offices are located at 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. Our telephone number is (888) 776-6804. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all other risks, uncertainties and other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

●	market acceptance of our existing and new products;

●	negative clinical trial results or lengthy product delays in key markets;

●	an inability to secure and maintain regulatory approvals for the sale of our products;

●	our dependence on single suppliers for certain product components and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	entry of new competitors and products and potential technological obsolescence of our products;

●	our limited manufacturing capabilities and reliance on subcontractors for assistance;

●	loss of a key customer or supplier;

●	technical problems with our research and products and potential product liability claims;

●	product malfunctions;

●	adverse economic conditions;

●	insufficient or inadequate reimbursement by governmental and other third party payers for our products;

●	our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful;

●	legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions;

●	the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain;

●	the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction;

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●	the impact of significant legal proceedings;

●	the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and

●	loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of these and other risks that relate to our business and investing in our common stock. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

Certain shares of common stock offered by this prospectus are issuable upon the exercise of stock options. As such, if a selling stockholder exercises all or any portion of its options, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such option exercise. We expect to use the proceeds received from the exercise of the options, if any, for general working capital purposes.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders listed below, or future selling stockholders, under the Plan and under certain individual stock option agreements. Each of the transactions by which the selling stockholders acquired the securities covered by this prospectus was exempt under the registration provisions of the Securities Act of 1933, as amended.

The following table sets forth, as of June 4, 2017, the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Number of Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of June 4, 2017. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a selling stockholder may offer under this reoffer prospectus, and includes shares issuable upon the exercise of options that have not yet vested and are not included in the column “Number of Shares Beneficially Owned Prior to the Offering.” The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

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Name	Number of Shares Beneficially Owned Prior to the Offering		Shares Which May be Offered (1)		Shares Beneficially Owned After Offering		Percentage of Outstanding Common Stock After Offering (2)
Agustin Gago (3)	-		45,441	(4)	-		-
Alon Mizrachi (5)	700	(6)	1,600	(7)	-		-
Amir Kohen (8)	5,279	(9)	11,900	(10)	479	(11)	*
Asaf Ben Zion (12)	1,100	(6)	2,700	(13)	-		-
Ben Zion Spector (14)	3,200	(6)	8,000	(15)	-		-
Campbell Rogers (16)	4,826	(17)	16,274	(4)	1,052	(18)	*
Craig Shore (19)	18,241	(6)	34,362	(20)	1,504	(6)	*
Gavriel Casper (21)	700	(6)	1,600	(7)	-		-
Isaac Blech (22)	33,143	(23)	25,684	(4)	19,959	(4)	*
Irena Persi (24)	1,013	(6)	2,400	(25)	13	(6)	*
James Barry (26)	71,368	(27)	140,923	(28)	945	(29)	*
Jonina Ohayon (30)	3,437	(31)	8,000	(15)	237	(32)	*
Juan Rigla (33)	2,247	(34)	5,300	(35)	47	(36)	*
Lena Mirinshvilly (37)	1,022	(38)	2,400	(25)	22	(4)	*
Maayan Hollinger (39)	1,100	(6)	1,100	(6)	-		-
Max Lapping (40)	3,392	(41)	8,000	(15)	192	(42)	*
Michael Berman (43)	5,115	(44)	16,972	(4)	643	(45)	*
Orit Stein (46)	700	(6)	1,600	(7)	-		-
Paul Stuka (47)	149,508	(48)	17,951	(4)	144,057	(49)	1.9%
Pavel Minkov (50)	3,275	(51)	8,000	(15)	75	(52)	*
Racheli Shlechter (53)	3,408	(54)	8,000	(15)	208	(55)	*
Reut Beilin (56)	700	(6)	1,600	(7)	-		-
Shani Buchbut (57)	1,028	(58)	2,400	(25)	28	(59)	*
Sharon Shachar (60)	3,200	(6)	8,000	(15)	-		-
Shmuel Vered (61)	1,100	(6)	2,700	(13)	-		-
Sam Rabi (62)	1,100	(6)	2,700	(13)	-		-
Sol Barer (63)	569,431	(64)	24,892	(65)	544,539	(66)	6.8%
Tom Kester (67)	-		12,500	(4)	-		-
Viviane Barbieri (68)	2,200	(6)	5,300	(69)	-		-

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*Less than 1%

(1)	Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion.

(2)	The percentage of shares beneficially owned is based upon 7,468,646 shares of common stock outstanding as of June 4, 2017.

(3)	Mr. Gago has served as our chief commercial officer since October 2016.

(4)	Comprised of shares of common stock issuable upon exercise of options.

(5)	Mr. Alon Mizrachi has served as our employee since July 2016.

(6)	Comprised of shares of restricted stock.

(7)	Comprised of (i) 700 shares of restricted stock and (ii) 900 shares of common stock issuable upon exercise of options.

(8)	Mr. Kohen has served as our employee since May 2011.

(9)	Comprised of (i) 5,062 shares of restricted stock and (ii) 217 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(10)	Comprised of (i) 4,800 shares of restricted stock and (ii) 7,100 shares of common stock issuable upon exercise of options.

(11)	Comprised of (i) 262 shares of restricted stock and (ii) 217 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(12)	Mr. Ben Zion has served our employee since December 2016.

(13)	Comprised of (i) 1,100 shares of restricted stock and (ii) 1,600 shares of common stock issuable upon exercise of options.

(14)	Mr. Spector has served as our employee since August 2016.

(15)	Comprised of (i) 3,200 shares of restricted stock and (ii) 4,800 shares of common stock issuable upon exercise of options.

(16)	Dr. Rogers has served as our director since September 3, 2013.

(17)	Comprised of (i) 339 shares of common stock, (ii) 1 share of restricted stock, (iii) currently exercisable warrants to purchase 170 shares of common stock and (iv) 4,316 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(18)	Comprised of (i) 339 shares of common stock (ii) currently exercisable warrants to purchase 170 shares of common stock, (iii) 1 share of restricted stock and (iv) 542 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(19)	Mr. Shore has served as our chief financial officer, secretary and treasurer since March 31, 2011 and our chief administrative officer since May 3, 2013. In addition, since November 10, 2010, Mr. Shore has served as InspireMD Ltd.’s vice president of business development.

(20)	Comprised of (i) 16,737 shares of restricted stock and (ii) 17,625 shares of common stock issuable upon exercise of options.

(21)	Mr. Casper has served as our employee since July 2015.

(22)	Mr. Blech has served as our director since January 22, 2016.

(23)	Comprised of shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

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(24)	Ms. Persi has served as our employee since March 2010.

(25)	Comprised of (i) 1,000 shares of restricted stock and (ii) 1,400 shares of common stock issuable upon exercise of options.

(26)	Dr. Barry has served as our director since January 30, 2012 and as our CEO since June 2016.

(27)	Comprised of (i) 77 shares of common stock , (ii) 71,252 shares of restricted stock and (iii) currently exercisable warrants to purchase 39 shares of common stock.

(28)	Comprised of (i) 70,423 shares of restricted stock and (ii) 70,500 shares of common stock issuable upon exercise of options.

(29)	Comprised of (i) 77 shares of common stock, (ii) currently exercisable warrants to purchase 39 shares of common stock and (iii) 829 shares of restricted stock.

(30)	Ms. Ohayon has served as our employee since November 2007.

(31)	Comprised of (i) 3,312 shares of restricted stock and (ii) 125 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(32)	Comprised of (i) 112 shares of restricted stock and (ii) 125 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(33)	Mr. Rigla has served as our employee since April 2014.

(34)	Comprised of (i) 2,220 shares of restricted stock and (ii) 27 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(35)	Comprised of (i) 2,200 shares of restricted stock and (ii) 3,100 shares of common stock issuable upon exercise of options.

(36)	Comprised of (i) 20 shares of restricted stock and (ii) 27 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(37)	Ms. Mirinshvilly has served as our employee since April 2007.

(38)	Comprised of (i) 1,000 shares of restricted stock and (ii) 22 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(39)	Ms. Hollinger has served as our employee since March 2017.

(40)	Mr. Lapping has served as our employee since September 2011.

(41)	Comprised of (i) 3,302 shares of restricted stock and (ii) 90 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(42)	Comprised of (i) 102 shares of restricted stock and (ii) 90 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(43)	Mr. Berman has served as our director since February 7, 2013.

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(44)	Comprised of (i) 1 share of restricted stock and (ii) 5,114 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(45)	Comprised of (i) 1 share of restricted stock and (ii) 642 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(46)	Ms. Stein has served as our employee since April 2017.

(47)	Mr. Stuka has served as our director since August 8, 2011, and as chairman of our board of directors from June 2, 2017.

(48)	Mr. Stuka is the principal and managing member of Osiris Investment Partners, L.P., and, as such, has beneficial ownership of the (i) 10,687 shares of common stock and (ii) currently exercisable warrants to purchase 11,103 shares of common stock held by Osiris Investment Partners, L.P., in addition to personally holding (i) options to purchase 6,233 shares of common stock that are currently exercisable or Exercisable within 60 days of June 4, 2017, (ii) currently exercisable warrants to purchase 12,120 shares of common stock, (iii) 1 share of restricted stock and (iv) 109,364 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of June 4, 2017.

(49)	Comprised of (i) currently exercisable warrants to purchase 23,223 shares of common stock, (ii) 109,364 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of June 4, 2017, (iii) 1 share of restricted stock, (iv) 10,687 shares of common stock and (v) 782 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(50)	Mr. Minkov has served as our employee since October 2011.

(51)	Comprised of (i) 3,235 shares of restricted stock and (ii) 40 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(52)	Comprised of (i) 35 shares of restricted stock and (ii) 40 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(53)	Ms. Shlechter has served as our employee since January 2010.

(54)	Comprised of (i) 3,302 shares of restricted stock and (ii) 106 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(55)	Comprised of (i) 102 shares of restricted stock and (ii) 106 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(56)	Ms. Beilin has served as our employee since July 2016.

(57)	Ms. Buchbut has served as our employee since April 2012.

(58)	Comprised of (i) 1,018 shares of restricted stock and (ii) 10 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

(59)	Comprised of (i) 18 shares of restricted stock and (ii) 10 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017.

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(60)	Ms. Shachar has served as our employee since September 2016.

(61)	Mr. Vered has served as our employee since August 2015.

(62)	Mr. Rabi has served as our employee since April 2017.

(63)	Dr. Barer served as our director from July 11, 2011, to June 2, 2017, and as chairman of our board of directors from November 16, 2011, to June 2, 2017.

(64)	Comprised of (i) currently exercisable warrants to purchase 160,667 shares of common stock (ii) 28,494 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017, (iii) 51,769 shares of common stock, (iv) 1 share of restricted stock and (v) 328,500 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of June 4, 2017. Does not include 874,613 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, which shares were excluded because the warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(65)	Comprised of (i) 1 share of restricted stock and (ii) 25,594 shares of common stock issuable upon exercise of options.

(66)	Comprised of (i) currently exercisable warrants to purchase 160,667 shares of common stock, (ii) 51,769 shares of common stock and (iii) 1 share of common stock, (iv) 3,602 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 4, 2017 and (vi) 328,500 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of June 4, 2017. Does not include 874,613 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, which shares were excluded because the warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(67)	Mr. Kester has served as our director since August 2016.
(68)	Ms. Barbieri has served as our employee since March 2014.

(69)	Comprised of (i) 2,200 shares of restricted stock and (ii) 3,100 shares of common stock issuable upon exercise of options.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock sold by the selling stockholders, including, without limitation, Securities and Exchange Commission filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

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In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the two years ended December 31, 2016 have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on February 16, 2017;

●	Our Quarterly Report on Form 10-K for the fiscal quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 9, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 21, 2017 (excluding information furnished pursuant to Item 2.02);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 9, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 22, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 29, 2017 (excluding information furnished pursuant to Item 7.01);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2017;

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●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 9, 2017 (excluding information furnished pursuant to Item 2.02);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 31, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2017; and

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this amendment to the registration statement and prior to the effectiveness of such amendment (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4 Menorat Hamaor St., Tel Aviv, Israel 6744832, Attention: Craig Shore, Chief Financial Officer or by phone at (888) 776-6804.

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InspireMD, Inc.

428,299 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on February 16, 2017;

●	Our Quarterly Report on Form 10-K for the fiscal quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 9, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 21, 2017 (excluding information furnished pursuant to Item 2.02);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 9, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 22, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 29, 2017 (excluding information furnished pursuant to Item 7.01);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 9, 2017(excluding information furnished pursuant to Item 2.02);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2017;
●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 31, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2017;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2017; and

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

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All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this amendment to the registration statement and prior to the effectiveness of such amendment (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 7. Exemption from Registration Claimed.

The restricted securities that may be reoffered or resold by the selling stockholders pursuant to the reoffer prospectus included herein were issued pursuant to the Plan and were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering, and/or Rule 701 under the Securities Act of 1933, as amended, which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.

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Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as amended through September 30, 2015 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
4.3	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2013)
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2016)
4.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on August 9, 2016)
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 29, 2016)
4.7	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
4.8	Rights Agreement dated as of October 22, 2013 between InspireMD, Inc. and Action Stock transfer Corporation, as Rights Agent, including exhibits thereto (incorporated by reference to an exhibit to the Registration Statement on Form 8-A filed with Securities and Exchange Commission on October 25, 2013)
4.9	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 15, 2017)
5.1*	Opinion of Haynes and Boone
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2013)
99.2	First Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 9, 2015)
99.3	Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 25, 2016)
99.4	Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 29, 2016)
99.5	Form of Incentive Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.6	Form of Nonqualified Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.7	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.4 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.8	Form of Restricted Stock Unit Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.5 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)

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99.9	Form of Section 3(i) Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.10	Form of Section 102 Capital Gain Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.11	Form of Section 102 Capital Gain Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.8 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.12	Form of Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.9 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.13	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.10 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.14	Form of Stock Option Award Agreement outside the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.11 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on June 5, 2017.

InspireMD, Inc.

By:	/s/ James Barry
Name:	James Barry, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of James Barry, Ph.D. and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Barry	President, Chief Executive Officer and Director	June 5, 2017
James Barry	(principal executive officer)

/s/ Craig Shore	Chief Financial Officer, Chief Administrative Officer Secretary and	June 5, 2017
Craig Shore	Treasurer (principal financial and accounting officer)

/s/ Paul Stuka	Chairman of the Board of Directors	June 5, 2017
Paul Stuka

/s/ Isaac Blech	Vice Chairman of the Board of Directors	June 5, 2017
Isaac Blech

/s/ Campbell Rogers	Director	June 5, 2017
Campbell Rogers, M.D.

/s/ Michael Berman	Director	June 5, 2017
Michael Berman

/s/ Thomas J. Kester	Director	June 5, 2017
Thomas J. Kester

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